                           LOAN CANCELLATION AGREEMENT

         This Loan Cancellation Agreement (this "Agreement") is made and entered into as of May 28, 2003 by and between Valesc Holdings Inc., a Delaware corporation (the "Company"), and Edward Kraus, residing at 2605 Woods Lane, Garland, TX 75044 (the "Investor").

         WHEREAS, the Company and the Investor entered into a Debenture Purchase Agreement dated as of November 13, 2002 (the "Loan Agreement") pursuant to which the Investor loaned the Company $50,000, which as of the date hereof, with interest, equals $52,684.93;

         WHEREAS, the Company desires to repay $15,000 owed to the Investor under the Loan Agreement, and the Investor desires to use the remaining balance of the loan, or $37,684.93, to purchase the Company's restricted Common Stock, par value $.0001 per share (the "Common Stock") at a price of $.70 per share, which was the bid price for the Common Stock on the OTC Bulletin Board as of the date hereof;

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Cancellation of Loan and Purchase of Stock. At the Closing (as defined below), the Investor acknowledges receipt of $15,000 from the Company and the Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company, 53,836 shares of Common Stock for $37,684.93, payable by cancellation of all principal and interest remaining outstanding under the Loan Agreement.

         2. Closing. The cancellation of the Loan Agreement and the purchase and sale of the Common Stock will take place at the offices of Hecht & Associates, P.C., 60 East 42nd Street, Suite 5101, New York, New York 10165-5101, at 10:00 a.m. on the date first set forth above, or at such other time and place as the Company and the Investor mutually agree (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will issue and deliver to the Investor the Common Stock set forth above and a check in the amount of $15,000, and the Investor will deliver to the Company (a) the debenture executed in connection with the Loan Agreement marked "cancelled", (b) an executed copy of the Company's Subscription Agreement, and (c) an investment letter in the form attached to the Subscription Agreement.

         3. Governing Law; Arbitration. This Agreement and the enforcement thereof shall be governed by and construed under the internal laws of the State of New York. If a dispute (a "Dispute") shall arise between the parties in connection with, relating to or arising out of this Agreement, the parties shall attempt to settle such Dispute in the first instance by mutual discussions. If such Dispute has not been resolved within 30 days by mutual discussions, such Dispute shall be finally settled by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator(s) ("Tribunal") shall have the right, but not the obligation, to allocate the filing fees, hearing costs and/or reimbursement of legal fees to the prevailing party. Absent such a determination as to legal fees, each party shall be responsible for its own legal fees. The award rendered in any arbitration commenced hereunder shall be final and conclusive and judgment thereon may be entered in any court having jurisdiction for its enforcement. Neither party shall (i) appeal to any court from the decision of the Tribunal or
(ii) have any right to commence or maintain any suit or legal proceeding concerning a Dispute until such Dispute has been determined in accordance with the arbitration procedure provided for herein, and then only for enforcement of the award rendered in such arbitt.

         4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                VALESC HOLDINGS INC.


                                                By:____________________________
                                                Name:
                                                Title:



                                                -------------------------------
                                                Edward Kraus




                                      2